                                                                      EXHIBIT 12

                                 AMR CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                               1997         1998         1999         2000         2001
                                             --------     --------     --------     --------     --------
Earnings:
   Earnings (loss) from continuing
   operations before income taxes and
   extraordinary loss                        $  1,336     $  1,833     $  1,006     $  1,287     $ (2,756)

   Add:  Total fixed charges
        (per below)                             1,166        1,117        1,227        1,313        1,618

   Less:  Interest capitalized                     20          104          118          151          144
                                             --------     --------     --------     --------     --------
      Total earnings (loss)                  $  2,482     $  2,846     $  2,115     $  2,449     $ (1,282)
                                             ========     ========     ========     ========     ========

Fixed charges:
   Interest                                  $    420     $    369     $    383     $    450     $    515

   Portion on rental expense
   representative of the interest
   factor                                         744          743          832          844        1,076

   Amortization of debt expense                     2            5           12           19           27
                                             --------     --------     --------     --------     --------
      Total fixed charges                    $  1,166     $  1,117     $  1,227     $  1,313     $  1,618
                                             ========     ========     ========     ========     ========

Ratio of earnings to fixed charges               2.13         2.55         1.72         1.87           --
                                             ========     ========     ========     ========     ========

Coverage deficiency                                --           --           --           --     $  2,900
                                             ========     ========     ========     ========     ========

                                                                      EXHIBIT 12

                             AMERICAN AIRLINES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                               1997         1998         1999         2000         2001
                                             --------     --------     --------     --------     --------
Earnings:
   Earnings (loss) from continuing
   operations before income taxes and
   extraordinary loss                        $  1,287     $  1,745     $  1,054     $  1,282     $ (2,449)

   Add:  Total fixed charges (per below)          995          906          989        1,068        1,435

   Less:  Interest capitalized                     19           97          111          143          135
                                             --------     --------     --------     --------     --------
      Total earnings                         $  2,263     $  2,554     $  1,932     $  2,207     $ (1,149)
                                             ========     ========     ========     ========     ========

Fixed charges:
   Interest                                  $    297     $    208     $    215     $    281     $    406

   Portion on rental expense
   representative of the interest factor          697          697          773          785        1,025

   Amortization of debt expense                     1            1            1            2            4
                                             --------     --------     --------     --------     --------
      Total fixed charges                    $    995     $    906     $    989     $  1,068     $  1,435
                                             ========     ========     ========     ========     ========

Ratio of earnings to fixed charges               2.27         2.82         1.95         2.07           --
                                             ========     ========     ========     ========     ========

Coverage deficiency                                --           --           --           --     $  2,584
                                             ========     ========     ========     ========     ========


Note: In April 2001, the Board of Directors of American approved the guarantee by American of AMR's existing debt obligations. As of December 31, 2001, this guarantee covered approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation.